MutualFirst Announces Earnings for the Third Quarter of 2018

MUNCIE, Ind., Oct. 25, 2018 /PRNewswire/ -- MutualFirst Financial, Inc. (NASDAQ: MFSF), the holding company of MutualBank (the "Bank"), announced today adjusted net income available to common shareholders, excluding $188,000 of one-time merger related expenses, net of tax, for the third quarter ended September 30, 2018 was $5.6 million, or $0.64 diluted earnings per common share. This compared to net income available to common shareholders for the same period in 2017 of $3.8 million, or $0.50 diluted earnings per common share. The adjusted net income for the third quarter ended September 30, 2018 represents an annualized return on average assets of 1.11% and return on average tangible common equity of 13.37% for the third quarter of 2018 compared to 0.95% and 10.24%, respectively, for the same period of last year.

Including the one-time merger related expenses, net income available to common shareholders for the third quarter ended September 30, 2018 was $5.4 million, or $0.62 diluted earnings per common share. Annualized return on average assets was 1.07% and return on average tangible equity was 12.92% for the third quarter of 2018.

Adjusted net income available to common shareholders, excluding $1.8 million of one-time merger related expenses, net of tax, for the nine months ended September 30, 2018 was $15.4 million, or $1.81 diluted earnings per common share, compared to net income available to common shareholders of $10.9 million, or $1.45 diluted earnings per common share for the nine months ended September 30, 2017. The adjusted net income for the nine months ended September 30, 2018 represents an annualized return on average assets of 1.07% and return on average tangible common equity of 12.85% for the first nine months of 2018 compared to 0.92% and 10.14%, respectively, for the same period of last year.

Including the one-time merger related expenses, net income available to common shareholders for the nine months ended September 30, 2018 was $13.6 million, or $1.60 diluted earnings per common share. Annualized return on average assets was 0.95% and return on average tangible common equity was 11.34% for the nine months ended September 30, 2018.

On February 28, 2018, MutualFirst Financial, Inc. closed its acquisition of Universal Bancorp and merged Universal's wholly owned subsidiary, BloomBank, into MutualFirst Financial's wholly owned subsidiary, MutualBank. At closing, this acquisition increased total assets by approximately $398 million, total investments by $88 million, net loans by $253 million and total deposits by $315 million. As a result of the acquisition, initial goodwill generated was $21 million and the core deposit intangible was $4.5 million. On April 23, 2018, the system conversion was completed to merge all of the BloomBank customers into MutualBank.

"As we put our acquisition behind us, we are pleased to see a realization of the value of that investment," said David W. Heeter, President and CEO. "We are excited about the opportunities to continue our performance momentum."

Balance Sheet

Assets increased $432 million as of September 30, 2018 compared to December 31, 2017 primarily due to the acquisition of Universal. The gross loan portfolio increased by $294 million primarily due to acquiring the $253 million net loan portfolio of Universal in the first quarter of 2018. Non-residential consumer loans have been the primary source of organic loan growth increasing by $57 million in the first nine months of 2018. The loan mix is 45.9% commercial loans, 37.0% residential loans and 17.1% non-residential consumer loans as of September 30, 2018 compared to 40.3%, 43.3% and 16.4%, respectively as of December 31, 2017.

Deposits increased by $329 million in the first nine months of 2018 primarily due to an increase of $315 million from the acquisition. As of September 30, 2018, core deposits totaled $1.0 billion, or 68.1% of total deposits and certificates of deposit totaled $489 million, or 31.9% of total deposits. This is compared to a mix of core deposits of 69.1% and certificates of deposit of 30.9% as of December 31, 2017.

Allowance for loan losses increased to $13.0 million as of September 30, 2018 compared to $12.4 million as of December 31, 2017. The allowance for loan losses to non-performing loans as of September 30, 2018 was 227% compared to 236% as of December 31, 2017. The allowance for loan losses to total loans as of September 30, 2018 was 0.88% compared to 1.05% as of December 31, 2017. Non-performing loans to total loans at September 30, 2018 were 0.39% compared to 0.44% at December 31, 2017. Non-performing assets to total assets were 0.36% at September 30, 2018 compared to 0.38% at December 31, 2017.

Stockholders' equity was $193.7 million at September 30, 2018, an increase of $43.4 million from December 31, 2017. The increase was primarily due to $42.3 million of capital issued as part of the acquisition of Universal and net income available to common shareholders of $13.6 million during the nine months ended September 30, 2018. These increases were partially offset by a decrease in accumulated other comprehensive income of $8.0 million and common stock dividends of $4.6 million for the first nine months of 2018. The Company's tangible book value per common share as of September 30, 2018 was $19.50 compared to $20.08 as of December 31, 2017 and the tangible common equity ratio decreased to 8.39% as of September 30, 2018 compared to 9.35% as of December 31, 2017. MFSF's and the Bank's risk-based capital ratios remained in excess of "well-capitalized" levels as defined by all regulatory standards as of September 30, 2018.

Income Statement

Net interest income before the provision for loan losses increased $4.2 million for the quarter ended September 30, 2018 compared to the same period in 2017. The increase in net interest income was primarily a result of an increase of $403 million in average interest-earning assets, due to the acquisition in the first quarter of 2018 and organic loan growth. This increase was aided by an increase of seventeen basis points in net interest margin to 3.50%, while the tax equivalent margin increased thirteen basis points to 3.57%. The increase in net interest margin is a result of the yield on earning assets increasing thirty-seven basis points partially offset by an increase in the cost of interest-bearing liabilities of twenty-five basis points. Net interest margin was also aided in the quarter by approximately six basis points of purchase accounting adjustments. On a linked quarter basis, net interest income decreased by $191,000 primarily due to a reduction in the amount of purchase accounting adjustments compared to the second quarter.

Net interest income before the provision for loan losses increased $10.5 million for the first nine months of 2018 compared to the same period in 2017. The increase was a result of an increase of $321 million in average interest-earning assets due to the acquisition in the first quarter of 2018 and organic loan growth. The increase was aided by an increase of nineteen basis points in net interest margin to 3.47% compared to 3.28% for the first nine months of 2018. The tax equivalent margin for the first nine months of 2018 was 3.55% compared to 3.38% for the comparable period in 2017. Net interest margin was also aided in the first nine months of 2018 by approximately eight basis points of purchase accounting adjustments.

Provision for loan losses in the third quarter of 2018 was $570,000 compared to $370,000 during last year's comparable period. The increase was due to management's ongoing evaluation of the adequacy of the allowance for loan losses, which was partially attributable to an increasing loan portfolio. Net charge-offs in the third quarter of 2018 were $290,000, or 0.08% of average total loans on an annualized basis, compared to $418,000, or 0.14% of average total loans on an annualized basis in the third quarter of 2017. On a linked quarter basis, provision for loan losses increased $70,000 primarily due to an increasing loan portfolio.

The provision for loan losses for the first nine months of 2018 was $1.5 million compared to $870,000 during last year's comparable period. The increase was primarily due to our growing loan portfolio. Net charge-offs for the first nine months of 2018 equaled $898,000, or 0.09% of loans on an annualized basis, compared to $874,000, or 0.10% in the same period of 2017.

Non-interest income for the third quarter of 2018 was $5.0 million, an increase of $605,000 compared to the third quarter of 2017. This increase was primarily a result of an increase of $373,000 in service fee income on deposit accounts due to increases in interchange fee income along with increases due to the acquisition and an increase of $361,000 in gain on sale of investments in the third quarter of 2018 compared to the same period in 2017. These increases were partially offset by a decrease of $157,000 in net gain on sale of loans and a decrease of $139,000 in commission income. On a linked quarter basis, non-interest income increased $235,000 primarily due to an increase of $300,000 in net gain on sale of investments. This increase was partially offset by a decrease of $247,000 in commission income.

Non-interest income for the first nine months of 2018 was $14.3 million, an increase of $1.1 million compared to the first nine months of 2017. The reasons for the increase include a $782,000 improvement in service fee income on deposit accounts for the reasons mentioned above, a $362,000 improvement in other income primarily due to a death benefit received on life insurance in the first quarter of 2018 and a $213,000 improvement in net gain on sale of investments compared to the first nine months of 2017. These improvements were partially offset by a decline of $501,000 in net gain on sale of mortgage loans primarily due to fewer mortgage loans being sold in 2018 compared to 2017.

Non-interest expense increased $3.1 million when comparing the third quarter of 2018 with the same period in 2017. The increase was primarily due to the acquisition and integration of Universal. One-time pretax merger-related expenses, primarily in ATM and debit card expenses, professional fees and other expenses, were $238,000 in the third quarter of 2018 with no similar activity in the same period of 2017. On a linked quarter basis, non-interest expense decreased $1.6 million primarily due to a decrease in one-time pretax merger-related expenses of $1.2 million and other cost saves realized after the integration of Universal.

Non-interest expense increased $9.6 million when comparing the first nine months of 2018 with the same period in 2017. The increase was directly related to the acquisition and integration of Universal into MutualFirst in the first nine months of 2018. One-time pretax merger-related expenses were $2.2 million in the first nine months of 2018.

The effective tax rate for the third quarter of 2018 was 14.4% compared to 23.2% in the same quarter of 2017. The primary reason for the decline was the reduction of the corporate tax rate to 21%.

The effective tax rate for the first nine months of 2018 was 13.3% compared to 24.4% for the same period in 2017. The primary reason for the decline was the reduction of the corporate tax rate to 21%.

Heeter concluded, "With the integration of Universal behind us, our focus will be to create sustainable momentum in earnings and continue to increase shareholder value."

MutualFirst Financial, Inc. is the parent company of MutualBank, an Indiana-based financial institution since 1889. MutualBank has thirty-nine full-service retail financial centers throughout Indiana. MutualBank has two offices located in Fishers and Crawfordsville, Indiana specializing in wealth management and trust services and a loan origination office in New Buffalo, Michigan. MutualBank also operates a wholly owned subsidiary named Summit Mortgage which operates out of Fort Wayne, Indiana. MutualBank provides a full range of financial services including commercial and business banking, personal banking, wealth management, trust services, investments and internet banking services. The Company's stock is traded on the NASDAQ National Market under the symbol "MFSF". Additional information can be found online at www.bankwithmutual.com.

Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

MutualFirst Financial, Inc. Selected Financials

			(Audited)
	September 30,	June 30,	December 31,	September 30,
Balance Sheet (Unaudited):	2018	2018	2017	2017
	(000)	(000)	(000)	(000)
Assets
Cash and cash equivalents	$ 31,872	$ 33,005	$ 27,341	$ 25,751
Interest-bearing time deposits	4,236	4,482	1,853	1,937
Investment securities - AFS	360,747	362,162	277,378	260,072
Loans held for sale	7,434	3,927	4,577	4,786
Loans, gross	1,474,383	1,464,735	1,180,145	1,190,145
Allowance for loan losses	(13,009)	(12,729)	(12,387)	(12,378)
Net loans	1,461,374	1,452,006	1,167,758	1,177,767
Premises and equipment, net	25,628	25,984	21,539	21,281
FHLB of Indianapolis stock	12,820	12,820	11,183	11,183
Deferred tax asset, net	12,151	11,492	7,530	10,487
Cash value of life insurance	59,845	59,531	52,707	52,430
Other real estate owned and repossessed assets	1,530	1,942	733	438
Goodwill	22,479	22,479	1,800	1,800
Core deposit and other intangibles	3,818	4,134	127	172
Other assets	17,237	17,388	14,406	13,710
Total assets	$ 2,021,171	$ 2,011,352	$ 1,588,932	$ 1,581,814

Liabilities and Stockholders' Equity
Deposits	$ 1,531,198	$ 1,520,234	$ 1,202,034	$ 1,198,962
FHLB advances	261,150	263,367	217,163	212,563
Other borrowings	17,963	18,037	4,232	4,221
Other liabilities	17,150	17,026	15,221	15,843
Stockholders' equity	193,710	192,688	150,282	150,225
Total liabilities and stockholders' equity	$ 2,021,171	$ 2,011,352	$ 1,588,932	$ 1,581,814

	Three Months	Three Months	Three Months	Three Months		Nine Months	Nine Months
	Ended	Ended	Ended	Ended		Ended	Ended
	September 30,	June 30,	December 31,	September 30,		September 30,	September 30,
Income Statement (Unaudited):	2018	2018	2017	2017		2018	2017
	(000)	(000)	(000)	(000)		(000)	(000)

Total interest and dividend income	$ 20,836	$ 20,621	$ 15,081	$ 15,026		$ 58,204	$ 43,787
Total interest expense	4,419	4,013	2,888	2,762		11,595	7,723

Net interest income	16,417	16,608	12,193	12,264		46,609	36,064
Provision for loan losses	570	500	350	370		1,520	870
Net interest income after provision
for loan losses	15,847	16,108	11,843	11,894		45,089	35,194

Non-interest income
Service fee income	2,024	1,959	1,819	1,651		5,547	4,765
Net realized gain on sales of AFS securities	406	106	255	45		666	453
Commissions	1,121	1,368	1,253	1,260		3,751	3,774
Net gain on sale of loans	853	736	1,162	1,010		2,224	2,725
Net servicing fees	129	154	85	109		433	306
Increase in cash value of life insurance	313	322	278	275		924	835
Net gain (loss) on sale of other real estate and repossessed assets	23	11	(87)	(14)		(34)	(35)
Other income	170	148	83	98		766	405
Total non-interest income	5,039	4,804	4,848	4,434		14,277	13,228

Non-interest expense
Salaries and employee benefits	8,152	8,628	7,098	6,871		24,069	20,131
Net occupancy expenses	1,087	995	773	788		2,979	2,360
Equipment expenses	635	698	466	442		1,889	1,307
Data processing fees	669	676	622	604		1,938	1,699
Advertising and promotion	416	499	318	290		1,275	905
ATM and debit card expense	664	573	392	457		1,708	1,284
Deposit insurance	209	225	162	181		691	562
Professional fees	460	472	680	372		1,714	1,175
Software subscriptions and maintenance	702	691	541	525		1,987	1,661
Other real estate and repossessed assets	51	44	45	39		140	120
Other expenses	1,529	2,662	840	876		5,324	2,864
Total non-interest expense	14,574	16,163	11,937	11,445		43,714	34,068

Income before income taxes	6,312	4,749	4,754	4,883		15,652	14,354
Income tax provision	910	584	3,294	1,132		2,079	3,499
Net income available to common shareholders	$ 5,402	$ 4,165	$ 1,460	$ 3,751		$ 13,573	$ 10,855

Pre-tax pre-provision earnings (1)	$ 6,882	$ 5,249	$ 5,104	$ 5,253		$ 17,172	$ 15,224

Average Balances, Net Interest Income, Yield Earned and Rates Paid
		Three			Three
		months ended			months ended
		9/30/2018			9/30/2017
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(000)	(000)	(annualized)	(000)	(000)	(annualized)
Interest-earning Assets:
Interest -bearing deposits	$ 21,654	$ 58	1.07%	$ 18,080	$ 28	0.62%
Mortgage-backed securities:
Available-for-sale	210,518	1,433	2.72	153,464	917	2.39
Investment securities:
Available-for-sale	158,671	1,299	3.27	103,047	854	3.31
Loans receivable	1,475,178	17,902	4.85	1,189,645	13,109	4.41
Stock in FHLB of Indianapolis	12,820	144	4.49	11,183	118	4.22
Total interest-earning assets (2)	1,878,841	20,836	4.44	1,475,419	15,026	4.07
Non-interest earning assets, net of allowance
for loan losses and unrealized gain/loss	134,096			97,572
Total assets	$ 2,012,937			$1,572,991

Interest-Bearing Liabilities:
Demand and NOW accounts	$ 402,393	664	0.66	$ 306,906	346	0.45
Savings deposits	186,659	5	0.01	139,097	4	0.01
Money market accounts	190,851	253	0.53	173,170	179	0.41
Certificate accounts	471,061	1,970	1.67	383,426	1,275	1.33
Total deposits	1,250,964	2,892	0.92	1,002,599	1,804	0.72
Borrowings	270,940	1,527	2.25	215,327	958	1.78
Total interest-bearing liabilities	1,521,904	4,419	1.16	1,217,926	2,762	0.91
Non-interest bearing deposit accounts	279,574			190,997
Other liabilities	17,788			15,603
Total liabilities	1,819,266			1,424,526
Stockholders' equity	193,671			148,465
Total liabilities and stockholders' equity	$ 2,012,937			$ 1,572,991

Net interest earning assets	$ 356,937			$ 257,493

Net interest income		$ 16,417			$ 12,264

Net interest rate spread (4)			3.27%			3.17%

Net yield on average interest-earning assets (4)			3.50%			3.33%

Net yield on average interest-earning assets, tax equivalent (3)(4)			3.57%			3.44%

Average interest-earning assets to
average interest-bearing liabilities			123.45%			121.14%

		Nine			Nine
		months ended			months ended
		9/30/2018			9/30/2017
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(000)	(000)	(annualized)	(000)	(000)	(annualized)
Interest-earning Assets:
Interest -bearing deposits	$ 22,991	$ 188	1.09%	$ 21,188	$ 89	0.56%
Mortgage-backed securities:
Available-for-sale	199,540	4,002	2.67	158,064	2,893	2.44
Investment securities:
Available-for-sale	147,801	3,589	3.24	96,194	2,344	3.25
Loans receivable	1,406,011	49,965	4.74	1,181,566	38,112	4.30
Stock in FHLB of Indianapolis	12,468	460	4.92	11,161	349	4.17
Total interest-earning assets (2)	1,788,811	58,204	4.34	1,468,173	43,787	3.98
Non-interest earning assets, net of allowance
for loan losses and unrealized gain/loss	126,199			97,736
Total assets	$ 1,915,010			$1,565,909

Interest-Bearing Liabilities:
Demand and NOW accounts	$ 383,120	1,683	0.59	$ 301,553	846	0.37
Savings deposits	178,605	15	0.01	139,433	11	0.01
Money market accounts	193,928	724	0.50	171,497	431	0.34
Certificate accounts	444,413	5,116	1.53	385,240	3,615	1.25
Total deposits	1,200,066	7,538	0.84	997,723	4,903	0.66
Borrowings	254,317	4,057	2.13	221,750	2,820	1.70
Total interest-bearing liabilities	1,454,383	11,595	1.06	1,219,473	7,723	0.84
Non-interest bearing deposit accounts	262,137			186,059
Other liabilities	17,021			15,585
Total liabilities	1,733,541			1,421,117
Stockholders' equity	181,469			144,792
Total liabilities and stockholders' equity	$ 1,915,010			$ 1,565,909

Net interest earning assets	$ 334,428			$ 248,700

Net interest income		$ 46,609			$ 36,064

Net interest rate spread (4)			3.28%			3.13%

Net yield on average interest-earning assets (4)			3.47%			3.28%

Net yield on average interest-earning assets, tax equivalent (3)(4)			3.55%			3.38%

Average interest-earning assets to
average interest-bearing liabilities			122.99%			120.39%

	Three Months	Three Months	Three Months	Three Months		Nine Months	Nine Months
	Ended	Ended	Ended	Ended		Ended	Ended
	September 30,	June 30,	December 31,	September 30,		September 30,	September 30,
Selected Financial Ratios and Other Financial Data (Unaudited):	2018	2018	2017	2017		2018	2017

Share and per share data:
Average common shares outstanding:
Basic	8,587,424	8,577,017	7,389,394	7,373,408		8,327,963	7,350,182
Diluted	8,733,691	8,731,611	7,526,416	7,513,078		8,479,908	7,493,831
Per common share:
Basic earnings	$ 0.63	$ 0.49	$ 0.20	$ 0.51		$ 1.63	$ 1.48
Diluted earnings	$ 0.62	$ 0.48	$ 0.19	$ 0.50		$ 1.60	$ 1.45
Dividends	$ 0.18	$ 0.18	$ 0.18	$ 0.16		$ 0.54	$ 0.48

Dividend payout ratio	29.03%	37.50%	94.74%	32.00%		33.75%	33.10%

Performance Ratios:
Return on average assets (ratio of net
income to average total assets)(4)	1.07%	0.83%	0.37%	0.95%		0.95%	0.92%
Return on average tangible common equity (ratio of net
income to average tangible common equity)(4)	12.92%	10.46%	3.89%	10.24%		11.34%	10.14%
Interest rate spread information:
Average during the period(4)	3.27%	3.36%	3.11%	3.17%		3.28%	3.13%

Net interest margin(4)(5)	3.50%	3.56%	3.27%	3.33%		3.47%	3.28%

Efficiency Ratio	67.93%	75.49%	70.05%	68.54%		71.80%	69.11%

Ratio of average interest-earning
assets to average interest-bearing
liabilities	123.45%	123.05%	121.44%	121.14%		122.99%	120.39%

Allowance for loan losses:
Balance beginning of period	$ 12,729	$ 12,537	$ 12,378	$ 12,426		$ 12,387	$ 12,382
Net charge-offs (recoveries):
Real Estate:
Commercial	0	0	0	0		53	(1)
Commercial construction and development	0	0	0	0		0	0
Consumer closed end first mortgage	65	56	24	126		133	247
Consumer open end and junior liens	16	20	0	13		36	21
Total real estate loans	81	76	24	139		222	267
Other loans:
Auto	47	(1)	5	1		36	27
Boat/RV	65	185	208	161		381	395
Other	72	58	37	46		160	114
Commercial and industrial	25	(10)	67	71		99	71
Total other	209	232	317	279		676	607

Net charge-offs (recoveries)	290	308	341	418		898	874
Provision for loan losses	570	500	350	370		1,520	870
Balance end of period	$ 13,009	$ 12,729	$ 12,387	$ 12,378		$ 13,009	$ 12,378

Net loan charge-offs to average loans (4)	0.08%	0.08%	0.11%	0.14%		0.09%	0.10%

	September 30,	June 30,	December 31,	September 30,
	2018	2018	2017	2017

Total shares outstanding	8,587,424	8,587,424	7,389,394	7,389,394
Tangible book value per common share	$ 19.50	$ 19.34	$ 20.08	$ 20.06
Tangible common equity to tangible assets	8.39%	8.37%	9.35%	9.38%

Nonperforming assets (000's)
Non-accrual loans
Real Estate:
Commercial	$ 1,759	$ 1,753	$ 1,107	$ 929
Commercial construction and development	52	-	-	-
Consumer closed end first mortgage	2,503	2,661	3,409	2,132
Consumer open end and junior liens	205	251	309	245
Total real estate loans	4,519	4,665	4,825	3,306
Other loans:
Auto	40	31	22	13
Boat/RV	696	290	198	288
Other	48	92	16	2
Commercial and industrial	416	183	159	76
Total other	1,200	596	395	379
Total non-accrual loans	5,719	5,261	5,220	3,685
Accruing loans past due 90 days or more	0	15	31	577
Total nonperforming loans	5,719	5,276	5,251	4,262
Real estate owned	1,195	1,584	251	96
Other repossessed assets	335	358	482	342
Total nonperforming assets	$ 7,249	$ 7,218	$ 5,984	$ 4,700

Performing restructured loans (6)	$ 2,148	$ 1,525	$ 1,389	$ 1,405

Asset Quality Ratios:
Non-performing assets to total assets	0.36%	0.36%	0.38%	0.30%
Non-performing loans to total loans	0.39%	0.36%	0.44%	0.36%
Allowance for loan losses to non-performing loans	227%	241%	236%	290%
Allowance for loan losses to loans receivable	0.88%	0.87%	1.05%	1.04%

	Three Months	Three Months	Three Months	Three Months		Nine Months	Nine Months
	Ended	Ended	Ended	Ended		Ended	Ended
	September 30,	June 30,	December 31,	September 30,		September 30,	September 30,
Non-GAAP Measurements (7)	2018	2018	2017	2017		2018	2017

Total stockholders' equity (GAAP)	$ 193,710	$ 192,688	$ 150,282	$ 150,225		$ 193,710	$ 150,225
Less: Intangible assets	26,297	26,613	1,927	1,972		26,297	1,972
Tangible common equity (non-GAAP)	$ 167,413	$ 166,075	$ 148,355	$ 148,253		$ 167,413	$ 148,253

Total assets (GAAP)	$ 2,021,171	$ 2,011,352	$ 1,588,932	$ 1,581,814		$ 2,021,171	$ 1,581,814
Less: Intangible assets	26,297	26,613	1,927	1,972		26,297	1,972
Tangible assets (non-GAAP)	$ 1,994,874	$ 1,984,739	$ 1,587,005	$ 1,579,842		$ 1,994,874	$ 1,579,842

Tangible common equity to tangible assets (non-GAAP)	8.39%	8.37%	9.35%	9.38%		8.39%	9.38%

Book value per common share (GAAP)	$ 22.56	$ 22.44	$ 20.34	$ 20.33		$ 22.56	$ 20.33
Less: Effect of intangible assets	3.06	3.10	0.26	0.27		3.06	0.27
Tangible book value per common share	$ 19.50	$ 19.34	$ 20.08	$ 20.06		$ 19.50	$ 20.06

Return on average stockholders' equity (GAAP)	11.16%	8.90%	3.84%	10.11%		9.97%	10.00%
Add: Effect of intangible assets	1.76%	1.56%	0.05%	0.13%		1.37%	0.14%
Return on average tangible common equity (non-GAAP)	12.92%	10.46%	3.89%	10.24%		11.34%	10.14%

Total tax free interest income (GAAP)
Loans receivable	$ 106	$ 108	$ 104	$ 106		$ 314	$ 320
Investment securities	1,185	1,139	743	702		3,268	2,009
Total tax free interest income	$ 1,291	$ 1,247	$ 847	$ 808		$ 3,582	$ 2,329
Total tax free interest income, gross (at 21%, or 34% prior to 2018)	$ 1,634	$ 1,578	$ 1,283	$ 1,224		$ 4,534	$ 3,529

Net interest margin, tax equivalent (non-GAAP)
Net interest income (GAAP)	$ 16,417	$ 16,608	$ 12,193	$ 12,264		$ 46,609	$ 36,064
Add: Tax effect tax free interest income (3)	343	331	436	416		952	1,200
Net interest income (non-GAAP)	16,760	16,939	12,629	12,680		47,561	37,264
Divided by: Average interest-earning assets	1,878,841	1,866,812	1,489,596	1,475,419		1,788,811	1,468,173
Net interest margin, tax equivalent	3.57%	3.63%	3.39%	3.44%		3.55%	3.38%

One-time merger related expenses
Non-tax deductible	$ -	$ -				$ 220
Tax deductible	238	1,387				2,010
Total one-time merger related expenses	$ 238	$ 1,387				$ 2,230
Subtract tax benefit	50	291				422
Net one-time merger related expenses	$ 188	$ 1,096				$ 1,808
Net income (GAAP)	5,402	4,165				13,573
Net income excluding one-time merger expenses (non-GAAP)	$ 5,590	$ 5,261				$ 15,381

Adjusted diluted earnings per share
Net income excluding one-time merger expenses (non-GAAP)	$ 5,590	$ 5,261				$ 15,382
Average diluted shares	8,733,691	8,731,611				8,479,908
Adjusted diluted earnings per share (non-GAAP)	$ 0.64	$ 0.60				$ 1.81

Adjusted return on assets
Net income excluding one-time merger expenses (non-GAAP)	$ 5,590	$ 5,261				$ 15,382
Average assets	2,012,937	2,002,403				1,915,010
Adjusted return on average assets (non-GAAP)	1.11%	1.05%				1.07%

Adjusted return on tangible common equity
Net income excluding one-time merger expenses (non-GAAP)	$ 5,590	$ 5,261				$ 15,382
Average tangible common equity	167,207	159,225				159,570
Adjusted return on average tangible common equity (non-GAAP)	13.37%	13.22%				12.85%

Ratio Summary:
Return on average equity	11.16%	8.90%	3.84%	10.11%		9.97%	10.00%
Return on average tangible common equity	12.92%	10.46%	3.89%	10.24%		11.34%	10.14%
Return on average assets	1.07%	0.83%	0.37%	0.95%		0.95%	0.92%
Tangible common equity to tangible assets	8.39%	8.37%	9.35%	9.38%		8.39%	9.38%
Net interest margin, tax equivalent	3.57%	3.63%	3.39%	3.44%		3.55%	3.38%

(1) Pre-tax pre-provision income is calculated by taking net income available to common shareholders and adding income tax provision and provision for loan losses.

(2) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.

(3) Tax equivalent margin is calculated by taking non-taxable interest and grossing up by 21% applicable tax rate for 2018 and 34% applicable tax rate prior to 2018.

(4) Ratios for the three and nine month periods have been annualized.

(5) Net interest income divided by average interest earning assets.

(6) Performing restructured loans are excluded from non-performing ratios. Restructured loans that are on non-accrual are in the non-accrual loan categories.

(7)   This earnings release and selected financials contain GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding MutualFirst's results of operations or financial position. This table shows non-GAAP financial measures and  the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure.

CONTACT: Chris Cook, Senior Vice President, Treasurer and CFO of MutualFirst Financial, Inc., (765) 747-2945